UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

IVANHOE ENERGY INC.

(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 654 – 999 Canada Place
Vancouver, BC, Canada	V6C 3E1

(Address of Principal Executive Office)	(Zip Code)

(604) 688-8323

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 12, 2014, Ivanhoe Energy Inc. (the “Company”) announced that its Board of Directors has been engaged in a process with its financial advisors to devise and implement a strategy to address the Company’s liquidity, funding requirements and capital structure. Strategic and financial alternatives under consideration are focused on relieving the financial burden of the Company’s current debt structure and obtaining additional financing necessary to fund ongoing operations. The alternatives under discussion and review include the sale of all or a portion of the Company’s assets, recapitalization, debt restructuring or a combination of the foregoing.

The Company also announced that it does not expect to make the cash interest payment (approx. C$2.1 million / US$1.8 million) due on December 31, 2014 in respect of its outstanding 5.75% convertible unsecured subordinated debentures.

A copy of the press release announcing the matters discussed above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated December 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 12, 2014

IVANHOE ENERGY INC.
By:	/s/ William Parry
Name: William Parry Title: Senior Vice President and General Counsel